Exhibit 23.1

SRCO, C.P.A., Professional Corporation Certified Public Accountants 18 Brownstone Court East Amherst NY 14051 U.S.A.

Tel: 416 428 1391 & 416 671 7292 Fax: 905 882 9580 Email: info@srco.ca www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated August 9, 2024 relating to the consolidated financial statements of Skyline Builders Group Holding Limited and its subsidiaries comprising the consolidated balance sheets as of March 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2024 and related notes.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO, C.P.A., Professional Corporation

SRCO, C.P.A., Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

East Amherst, NY

December 18, 2024